UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2016

MOOG INC.
(Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

East Aurora, New York	14052-0018
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (716) 652-2000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 9.01	Financial Statements and Exhibits.

SIGNATURE
EXHIBIT INDEX
EX-10.1

Item 1.01 Entry into a Material Definitive Agreement.

On April 15, 2016, Moog Inc. (the “Company”) and Moog Receivables LLC, a wholly owned bankruptcy remote special purpose subsidiary of the Company (the “Receivables Subsidiary”) entered into the Eighth Amendment to the Receivables Purchase Agreement, dated April 15, 2016, by and among the Company, as servicer, the Receivables Subsidiary, as seller and PNC Bank, National Association, as issuer and administrator (the “Eighth Amendment to the Receivables Purchase Agreement”).

The Eighth Amendment to the Receivables Purchase Agreement amends the Receivables Purchase Agreement dated as of March 5, 2012, as amended. Among other matters, this amendment increases the borrowing capacity from $100 million to $120 million and extends the maturity of the facility to April 13, 2018.

The above description does not purport to be complete and is qualified in its entirety by reference to the Eighth Amendment to the Receivables Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 is incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Eighth Amendment to the Receivables Purchase Agreement, by and among Moog Receivables LLC, as Seller, Moog Inc., as Servicer and PNC Bank, National Association, as Issuer and Administrator.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated:	April 15, 2016	By:	/s/ Jennifer Walter
		Name:	Jennifer Walter
Controller

EXHIBIT INDEX

Exhibit	Description
10.1	Eighth Amendment to the Receivables Purchase Agreement, by and among Moog Receivables LLC, as Seller, Moog Inc., as Servicer and PNC Bank, National Association, as Issuer and Administrator.